ABACUS LIFE REPORTS SECOND QUARTER 2024 RESULTS
- Second Quarter 2024 Total Revenue More Than Doubled Year-over-Year to $29.1 Million -
- Net Income of $0.8 Million; Adjusted Net Income Grows 75% Year-over-Year to $11.8 Million -
- Adjusted EBITDA Grows 83% Year-over-Year to $16.7 Million -
ORLANDO, Fla. – August 12, 2024 – Abacus Life, Inc. (“Abacus” or the “Company”) (NASDAQ: ABL), a pioneering alternative asset manager specializing in longevity and actuarial technology, today reported results for the second quarter ended June 30, 2024.
“We delivered another excellent quarter, showcasing continued robust growth and profitability, as well as successfully executing on our long-term strategy,” said Jay Jackson, Chief Executive Officer of Abacus. “During the quarter, we completed a public equity offering that generated over $90 million of gross proceeds, which we quickly deployed towards new policy originations and other growth initiatives. Additionally, we established a new national distribution relationship with AIMCOR in which Abacus will offer its expertise and become a preferred partner for life settlement solutions.”
“Subsequent to quarter-end, in mid-July, we entered into an agreement to acquire Carlisle Management, a premier Luxembourg-based investment manager in the life settlement space. The deal will add around $2 billion in assets under management and accelerate ABL Wealth’s international expansion. In addition, we agreed last week to acquire FCF Advisors, an asset manager and index provider specializing in free cash flow-focused investment strategies, which we expect will add another $600 million in assets under management and further expand our lifespan-based financial product offering. These agreements underscore our relentless commitment to innovative solutions and long-term growth, and solidify Abacus as a leading global market maker and alternative asset manager.”
Second Quarter 2024 Highlights
-Total revenue for the second quarter of 2024 more than doubled to $29.1 million, compared to $11.4 million in the prior-year period. The increase was primarily driven by higher active management revenue, increased capital deployed and more policies sold directly to third parties.
-Origination capital deployment for the second quarter of 2024 was $104.7 million, compared to $59.8 million in the prior-year period; number of policy originations for the second quarter of 2024 grew 95% to 275, compared to 141 in the prior-year period.
-U.S. GAAP net income attributable to shareholders for the second quarter of 2024 was $0.8 million, compared to $6.8 million in the prior-year period, primarily driven by higher interest expense of $4.5 million, a non-cash expense related to employee stock compensation of $6.2 million and public company expenses incurred in the second quarter of 2024 that were not incurred in the prior-year period.
-Adjusted net income (a non-GAAP financial measure) for the second quarter of 2024 grew 75% to $11.8 million, compared to $6.8 million in the prior-year period. Adjusted diluted earnings per share for the second quarter of 2024 was $0.18.
-Adjusted EBITDA (a non-GAAP financial measure) for the second quarter of 2024 grew 83% to $16.7 million, compared to $9.1 million in the prior-year period. Adjusted EBITDA margin (a non-

GAAP financial measure) for the second quarter of 2024 was 57.5%, compared to 80.4% in the prior-year period.
-Annualized return on invested capital (ROIC) (a non-GAAP financial measure) for the second quarter of 2024 was 18%.
-Annualized Return on equity (ROE) (a non-GAAP financial measure) for the second quarter of 2024 was 18%.
Liquidity and Capital
As of June 30, 2024, the Company had cash and cash equivalents of $91.3 million, balance sheet policy assets of $208.7 million and outstanding long-term debt of $81.6 million.
From the commencement of the Company’s $15 million stock repurchase program previously announced on December 12, 2023 (the “Repurchase Program”) through August 8, 2024, Abacus has repurchased approximately 1,048,000 shares of its common stock at an average price of $11.43 on the open market at a total cost of approximately $12 million. As of August 8, 2024, the Company has $3 million of availability under the Repurchase Program, which expires on June 10, 2025, unless sooner suspended or discontinued.
Webcast and Conference Call
A webcast and conference call to discuss the Company’s results will be held today beginning at 9:00 a.m. (Eastern Time). A live webcast of the conference call will be available on Abacus’ investor relations website at ir.abacuslife.com. The dial-in number for the conference call is (877) 407-9716 (toll-free) or (201) 493-6779 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.abacuslife.com for one year following the call.
Non-GAAP Financial Information
Adjusted Net Income, a non-GAAP financial measure, is defined as net income (loss) attributable to Abacus adjusted for non-controlling interest income, amortization, change in fair value of warrants and non-cash stock-based compensation and the related tax effect of those adjustments. Management believes that Adjusted Net Income is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. A reconciliation of Adjusted Net Income to Net income attributable to Abacus, the most directly comparable GAAP measure, appears below.
Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to Abacus adjusted for depreciation expense, amortization, interest expense, income tax and other non-cash and certain non-recurring items that in our judgement significantly impact the period-over-period assessment of performance and operating results that do not directly relate to business performance within Abacus’ control. A reconciliation of Adjusted EBITDA to Net income attributable to Abacus Life, the most directly comparable GAAP measure, appears below.
Adjusted EBITDA margin, a non-GAAP financial measure, is defined as Adjusted EBITDA divided by Total revenues. A reconciliation of Adjusted EBITDA margin to Net income margin, the most directly comparable GAAP measure, appears below.

Annualized return on invested capital (ROIC), a non-GAAP financial measure, is defined as Adjusted net income for the quarter divided by the result of Total Assets less Intangible assets, net, Goodwill and Current Liabilities multiplied by four. ROIC is not a measure of financial performance under GAAP. We believe ROIC should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP.
Annualized return on equity (ROE), a non-GAAP financial measure, is defined as Adjusted net income divided by total shareholder equity multiplied by four. ROE is not a measure of financial performance under GAAP. We believe ROE should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. The below table presents our calculation of ROE.
Forward-Looking Statements
All statements in this press release (and oral statements made regarding the subjects of this press release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Abacus. Forward-looking information includes but is not limited to statements regarding: Abacus’s financial and operational outlook; Abacus’s operational and financial strategies, including planned growth initiatives and the benefits thereof, Abacus’s ability to successfully effect those strategies, and the expected results therefrom. These forward-looking statements generally are identified by the words “believe,” “project,” “estimate,” “expect,” ”intend,” “anticipate,” “goals,” “prospects,” “will,” “would,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).
While Abacus believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: the fact that Abacus’s loss reserves are bases on estimates and may be inadequate to cover its actual losses; the failure to properly price Abacus’s insurance policies; the geographic concentration of Abacus’s business; the cyclical nature of Abacus’s industry; the impact of regulation on Abacus’s business; the effects of competition on Abacus’s business; the failure of Abacus’s relationships with independent agencies; the failure to meet Abacus’s investment objectives; the inability to raise capital on favorable terms or at all; the effects of acts of terrorism; and the effectiveness of Abacus’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties set forth in documents filed by Abacus with the U.S. Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and subsequent periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Abacus cautions you not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Abacus assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Abacus does not give any assurance that it will achieve its expectations.
About Abacus

Abacus is a leading global alternative asset manager and market maker that specializes in the use of advanced longevity and actuarial technology to purchase life insurance policies from consumers seeking liquidity, while creating a high-returning asset class of insurance products, uncorrelated to market fluctuations, for institutional investors. With more than $2 billion in assets under management, Abacus is the only publicly traded licensed life policy origination company and asset manager.

The company’s pioneering experience in the life planning space has created growth into new verticals. The longevity-based wealth management service and investment offerings, called ABL Wealth, uses Abacus’ decades of data and proprietary algorithms to help financial advisors create more customized plans for clients and access to uncorrelated investment funds. The ground-breaking technology service, called ABL Tech, provides advanced real-time data tracking and analysis for pensions funds, governments, insurance companies, retirement associations and more. With each new channel, Abacus is revolutionizing the future of life insurance.

www.Abacuslife.com

Contact:
Abacus Life Investor Relations
investors@abacuslife.com
Abacus Life Public Relations
press@abacuslife.com

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ABACUS LIFE, INC. Condensed Consolidated Statement of Operations

ABACUS LIFE, INC. Adjusted Net Income and Adjusted EPS

ABACUS LIFE, INC. Adjusted EBITDA and Adjusted EBITDA margin

ABACUS LIFE, INC. Return on Invested Capital (ROIC)

ABACUS LIFE, INC. Return on Equity (ROE)